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                      IPALCO ENTERPRISES, INC.

          Exhibit 11.1 - Computation of Per Share Earnings

                For the Quarter Ended June 30, 1998




QUARTER ENDED JUNE 30, 1998:
                                                                      Basic               Diluted
                                                                 ----------------       -------------

Weighted average number of shares
        Average common shares outstanding at June 30, 1998            44,923,971          44,923,971
        Dilutive effect for stock options at June 30, 1998              -                    675,050
                                                                 ----------------       -------------

        Adjusted weighted average shares at June 30, 1998             44,923,971          45,599,021
                                                                 ================       =============


Net income to be used to compute
   diluted earnings per share                                                 (Dollars in
                                                                               thousands)
       Net income                                                        $35,809             $35,809
                                                                 ================       =============

Earnings Per Share                                                         $0.80               $0.79
                                                                 ================       =============





               For the Six Months Ended June 30, 1998

SIX MONTHS ENDED JUNE 30, 1998:
                                                                      Basic               Diluted
                                                                 ----------------       -------------

Weighted average number of shares
        Average common shares outstanding at June 30, 1998            44,881,438          44,881,438
        Dilutive effect for stock options at June 30, 1998              -                    673,481
                                                                 ----------------       -------------

        Adjusted weighted average shares at June 30, 1998             44,881,438          45,554,919
                                                                 ================       =============


Net income to be used to compute
   diluted earnings per share                                                 (Dollars in
                                                                               thousands)
       Net income                                                        $61,146             $61,146
                                                                 ================       =============


Earnings Per Share                                                         $1.36               $1.34
                                                                 ================       =============


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